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                                                                    EXHIBIT 99.1




                        AMERICAN HEALTH PROPERTIES, INC.

                      FINANCIAL HIGHLIGHTS - FOURTH QUARTER

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                   (UNAUDITED)

                                                    CONSOLIDATED                    CORE GROUP                 PSYCHIATRIC GROUP
                                            ----------------------------     -------------------------     -------------------------
                                                                           THREE MONTHS ENDED DECEMBER 31,
                                            ----------------------------------------------------------------------------------------
                                               1997              1996           1997           1996           1997           1996
-----------------------------------------   ----------        ----------     ----------     ----------     ----------     ----------
REVENUES
Rental income                               $   18,665        $   17,795     $   18,310     $   17,156     $      355     $      639
Mortgage interest income                         1,628             1,501            105             --          1,523          1,501
Additional rental and interest income            3,251             3,239          3,142          3,039            109            200
Other property income                               80                --             80             --             --             --
Other interest income                              787               203            707            116             80             87
Interest on loans to Psychiatric Group              --                --            377            407             --             --
-----------------------------------------   ----------        ----------     ----------     ----------     ----------     ----------
                                                24,411            22,738         22,721         20,718          2,067          2,427
-----------------------------------------   ----------        ----------     ----------     ----------     ----------     ----------
EXPENSES
Depreciation and amortization                    4,277             3,812          4,088          3,626            189            186
Property operating                                 232                11            142             11             90             --
Interest expense                                 4,541             5,278          4,541          5,278             --             --
Interest on loans from Core Group                   --                --             --             --            377            407
General and administrative                       2,185             1,782          1,942          1,583            243            199
-----------------------------------------   ----------        ----------     ----------     ----------     ----------     ----------
                                                11,235            10,883         10,713         10,498            899            792
-----------------------------------------   ----------        ----------     ----------     ----------     ----------     ----------
Minority Interest                                   47                47             47             47             --             --
-----------------------------------------   ----------        ----------     ----------     ----------     ----------     ----------

NET INCOME                                  $   13,129        $   11,808     $   11,961     $   10,173     $    1,168     $    1,635
-----------------------------------------   ----------        ----------     ----------     ----------     ----------     ----------

FUNDS FROM OPERATIONS                       $   17,380        $   15,589     $   16,023     $   13,768     $    1,357     $    1,821
-----------------------------------------   ----------        ----------     ----------     ----------     ----------     ----------

BASIC PER SHARE AMOUNTS (1)
-----------------------------------------
NET INCOME                                                                   $     0.44(2)  $     0.43     $     0.56     $     0.78
FUNDS FROM OPERATIONS                                                        $     0.61(2)  $     0.59     $     0.65     $     0.87

BASIC AVERAGE SHARES OUTSTANDING                                                 23,560         23,462          2,084          2,084

DILUTED PER SHARE AMOUNTS (1)
-----------------------------------------
NET INCOME                                                                   $     0.44(2)  $     0.43     $     0.56     $     0.78
FUNDS FROM OPERATIONS                                                        $     0.61(2)  $     0.58     $     0.65     $     0.87

DILUTED AVERAGE SHARES OUTSTANDING                                               23,778         23,582          2,100          2,095

DIVIDENDS DECLARED PER SHARE                                                 $    0.545     $    0.525     $     0.62     $     0.80






                                                                                As of December 31,
                                               -------------------------------------------------------------------------------------
BALANCE SHEET INFORMATION                         1997           1996           1997           1996           1997           1996
------------------------------------------     ----------     ----------     ----------     ----------     ----------     ----------
TOTAL ASSETS                                   $  690,572     $  577,882     $  652,132     $  527,979     $   50,994     $   63,261
TOTAL DEBT                                     $  243,813     $  207,101     $  243,813     $  207,101     $   12,554     $   13,358
TOTAL SHAREHOLDERS' EQUITY                     $  414,961     $  345,139     $  378,268     $  297,176     $   36,693     $   47,963

(1) The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share", as required by generally accepted accounting principles. Prior year per share amounts have been restated.
(2) Per share amount is based on amount available to Core Group common shareholders which represents amount after deduction of preferred dividends of $1,553,000 for the three and twelve months ended December 31, 1997.




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



                        AMERICAN HEALTH PROPERTIES, INC.

                       FINANCIAL HIGHLIGHTS - YEAR TO DATE

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                   (UNAUDITED)

                                                              CONSOLIDATED                CORE GROUP            PSYCHIATRIC GROUP
                                                      -------------------------   -------------------------   ----------------------
                                                                                TWELVE MONTHS ENDED DECEMBER 31,
                                                      ------------------------------------------------------------------------------
                                                         1997            1996        1997            1996        1997         1996
---------------------------------------------------   ---------       ---------   ---------       ---------   ---------    ---------
REVENUES
Rental income                                         $  72,237       $  69,488   $  70,604       $  67,499   $   1,633    $   1,989
Mortgage interest income                                  6,289           5,980         217              --       6,072        5,980
Additional rental and interest income                    12,498          12,342      11,833          11,530         665          812
Other property income                                       187              --         187              --          --           --
Other interest income                                     2,254           1,114       1,908             721         346          393
Interest on loans to Psychiatric Group                       --              --       1,553           1,679          --           --
---------------------------------------------------   ---------       ---------   ---------       ---------   ---------    ---------
                                                         93,465          88,924      86,302          81,429       8,716        9,174
---------------------------------------------------   ---------       ---------   ---------       ---------   ---------    ---------
EXPENSES
Depreciation and amortization                            15,904          15,016      15,153          14,272         751          744
Property operating                                          524              44         334              44         190           --
Interest expense                                         19,659          21,842      19,659          21,842          --           --
Interest on loans from Core Group                            --              --          --              --       1,553        1,679
General and administrative                                8,000           7,427       6,860           6,255       1,140        1,172
Impairment loss on real estate
    investments and other notes receivable               11,000              --          --              --      11,000           --
---------------------------------------------------   ---------       ---------   ---------       ---------   ---------    ---------
                                                         55,087          44,329      42,006          42,413      14,634        3,595
---------------------------------------------------   ---------       ---------   ---------       ---------   ---------    ---------
Minority Interest                                           189             216         189             216          --           --
---------------------------------------------------   ---------       ---------   ---------       ---------   ---------    ---------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM              38,189          44,379      44,107          38,800      (5,918)       5,579
EXTRAORDINARY LOSS ON DEBT PREPAYMENT                   (11,427)             --     (11,427)             --          --           --
---------------------------------------------------   ---------       ---------   ---------       ---------   ---------    ---------

NET INCOME (LOSS)                                     $  26,762       $  44,379   $  32,680       $  38,800   $  (5,918)   $   5,579
---------------------------------------------------   ---------       ---------   ---------       ---------   ---------    ---------

FUNDS FROM OPERATIONS                                 $  64,982       $  59,268   $  59,149       $  52,945   $   5,833    $   6,323
---------------------------------------------------   ---------       ---------   ---------       ---------   ---------    ---------

BASIC PER SHARE AMOUNTS (1)
---------------------------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                       $    1.81(2)    $    1.65   $   (2.84)   $    2.68
EXTRAORDINARY LOSS ON DEBT PREPAYMENT                                             $   (0.49)      $      --   $      --    $      --
NET INCOME (LOSS)                                                                 $    1.32(2)    $    1.65   $   (2.84)   $    2.68
FUNDS FROM OPERATIONS                                                             $    2.45(2)    $    2.26   $    2.80    $    3.03

BASIC AVERAGE SHARES OUTSTANDING                                                     23,505          23,453       2,084        2,084

DILUTED PER SHARE AMOUNTS (1)
-----------------------------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                       $    1.80(2)    $    1.65   $   (2.84(3) $    2.67
EXTRAORDINARY LOSS ON DEBT PREPAYMENT                                             $   (0.49)      $      --   $      --    $      --
NET INCOME (LOSS)                                                                 $    1.31(2)    $    1.65   $   (2.84(3) $    2.67
FUNDS FROM OPERATIONS                                                             $    2.43(2)    $    2.25   $    2.78    $    3.02

DILUTED AVERAGE SHARES OUTSTANDING                                                   23,703          23,558       2,098        2,093

DIVIDENDS DECLARED PER SHARE                                                      $    2.12       $    2.04   $    2.62    $    2.80



(1) The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share", as required by generally accepted accounting principles. Prior year per share amounts have been restated.
(2) Per share amount is based on amount available to Core Group common shareholders which represents amount after deduction of preferred dividends of $1,553,000 for the three and twelve months ended December 31, 1997.
(3)    Per share amount is based on Basic Average Shares Outstanding.



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